EXHIBIT 10


                      DISTRIBUTION AGREEMENT


     This DISTRIBUTION AGREEMENT ("Agreement"), dated as of October 23, 1998, is entered into by and between BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation ("BWI") and PRIORITY HEALTHCARE CORPORATION, an Indiana corporation ("PHC").


                             RECITALS

     WHEREAS, PHC is presently a majority-owned subsidiary of BWI; and

     WHEREAS, BWI has determined that it is in the best interest of BWI to distribute to the holders of BWI Common Stock all of the 10,214,286 shares of PHC Class A Common Stock owned by BWI (the "Distribution"); and

     WHEREAS, it is the intention of BWI that, following the Distribution, BWI shall own no shares of PHC common stock; and

     WHEREAS, in  connection  with  the  initial  public offering of PHC in
1997, BWI and PHC entered into the Tax Sharing Agreement, the Administrative Services Agreement, the Indemnification and Hold Harmless Agreement and certain other agreements (collectively, the "Ancillary Agreements"); and

     WHEREAS, the Parties have determined that it is necessary and desirable to set forth certain understandings and agreements in connection with the Distribution;

     NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:


                             ARTICLE I
                            DEFINITIONS

     As used herein, the following terms have the following meanings:

     "Action" means any claim, suit, action, litigation, arbitration, inquiry, subpoena, discovery request, proceeding, investigation, dispute, violation or citation (or any threat of any of the foregoing), whenever, however and wherever initiated, however, whenever and wherever arising, and however denominated.

     "Affiliate" means, with respect to any entity, another entity directly or indirectly controlling, controlled by or under common control with such entity.

     "BWI Business" means the BWI Group together with the business, assets, liabilities, operations, occupancies and employee benefit and other plans of the BWI Group.

     "BWI Common Stock" means the Common Stock, $0.01 par value, of BWI.

     "BWI Group" means BWI and its Affiliates other than the PHC Group.

     "BWI Stock Option Plan" means the 1993 Stock Option and Incentive Plan of BWI.

     "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

     "Class A Common Stock" means the Class A Common Stock, $0.01 par value, of PHC.

     "Class B Common Stock" means the Class B Common Stock, $0.01 par value, of PHC, into which the Class A Common Stock is convertible on a share-for-share basis.

     "Commission" means the Securities and Exchange Commission.

     "Distribution Agent" means Harris Trust and Savings Bank.

     "Distribution   Date"   means   the  business  day  as  of  which  the
Distribution shall be effective, as determined by the board of directors of BWI.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Executives" means current and former directors, officers and employees, including any current and former in-house professionals (such as accountants, lawyers, tax advisors, pension or other plan administrators, and similar and dissimilar professionals).

     "Form 8-A" means the Registration Statement on Form 8-A filed by PHC with the Commission to effect the registration of the PHC Class A Common Stock pursuant to the Exchange Act, as such registration statement may be amended from time to time.

     "Information Statement" means the short form information statement to be sent to each holder of BWI Common Stock in connection with the Distribution.

     "Losses" means any and all losses, liabilities, claims, damages (including exemplary and punitive damages), judgments, awards, fines, penalties, obligations, payments, costs and expenses, including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements, and compromises relating thereto and reasonable attorney fees (including in-house counsel costs) and other legal expenses in connection therewith.

     "Parties" means BWI and PHC, and Party means BWI or PHC as the context requires.

     "PHC Business" means the PHC Group together with the business, assets, liabilities, operations, occupancies and employee benefit and other plans of the PHC Group.

     "PHC Common Stock" means Class A Common Stock and Class B Common Stock, collectively.

     "PHC Group" means PHC and its direct and indirect subsidiaries as of the Distribution Date.

     "PHC Stock Option Plan" means the 1997 Stock Option and Incentive Plan of PHC.

     "Record Date" means the date in 1998 determined by BWI's board of directors as the record date for determining the holders of BWI Common Stock entitled to receive PHC Class A Common Stock in connection with the Distribution.


                            ARTICLE II
                         THE DISTRIBUTION

     Section 2.1. INFORMATION STATEMENT AND FORM 8-A. BWI and PHC shall prepare, and BWI shall mail to the holders of BWI Common Stock as of the Record Date, the Information Statement which shall set forth appropriate disclosure concerning PHC, the Distribution and any other appropriate matters. PHC shall also prepare, and PHC shall file with the Commission, the Form 8-A; provided, however, that nothing contained in this Agreement shall create an obligation for BWI to complete the Distribution, it being understood that BWI, in its sole discretion, will decide if and when the Distribution shall occur.

     Section 2.2. COOPERATION. BWI and PHC shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any BWI or PHC employee benefit and other plans.

     Section 2.3. BLUE SKY LAWS. BWI and PHC shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

     Section 2.4. RECORD DATE AND DISTRIBUTION DATE. BWI's board of directors may, in its discretion, establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall, unless waived by BWI, have been satisfied:

     (a) all necessary regulatory approvals to be obtained by BWI or PHC shall have been received;

     (b) the Form 8-A shall have  become  effective  under  the Exchange
   Act;

     (c) BWI's board of directors shall have formally approved the Distribution and shall not have abandoned, deferred or modified the Distribution at any time prior to the Record Date;

     (d) there shall have been no adverse change in the financial condition of either BWI or PHC from the date hereof;

     (e) there shall have been no adverse change in market conditions from the date hereof; and

     (f) BWI shall have received an opinion that the Distribution will qualify as a tax-free spinoff under Section 355 of the Code.

     Section 2.5. DELIVERY OF CERTIFICATES. On the Distribution Date, subject to the conditions set forth in this Agreement, BWI shall deliver to the Distribution Agent a certificate or certificates representing all of the then outstanding shares of PHC Class A Common Stock held by BWI, endorsed in blank, and shall instruct the Distribution Agent to distribute to each holder of record of BWI Common Stock on the Record Date a certificate or certificates representing such holder of record's allotted share(s) of PHC Class A Common Stock as determined by BWI's board of directors. PHC agrees to provide all certificates for shares of PHC Class A Common Stock that the Distribution Agent shall require in order to effect the Distribution.

     Section 2.6. FRACTIONAL SHARES. No certificates or scrips representing any fractional shares of PHC Class A Common Stock will be issued to holders of BWI Common Stock as part of the Distribution. In lieu of receiving fractional shares, each holder of BWI Common Stock who would otherwise be entitled to receive a fractional share of PHC Class A Common Stock pursuant to the Distribution will receive cash for such fractional share. PHC and BWI agree that BWI shall instruct the Distribution Agent to determine the number of whole shares and fractional shares of PHC Class A Common Stock allocable to each holder of record of BWI Common Stock as of the Record Date, to aggregate all such fractional shares into whole shares and to sell the whole shares thereby obtained in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the net proceeds of such sale.

     Section 2.7.  FEES OF DISTRIBUTION  AGENT.   The  fees and expenses of
the Distribution Agent shall be paid by BWI.

     Section 2.8STOCK OPTION PLANS.

     (a) With respect to any options held by PHC employees that were granted under the BWI Stock Option Plan ("BWI Options"), the Distribution will constitute a termination of employment from BWI without cause. Each BWI Option held by a PHC employee which is exercisable on and not exercised prior to the Distribution Date and with respect to which the holder has not elected prior to the Distribution Date to surrender in exchange for an option under the PHC Stock Option Plan ("Priority Option") shall remain outstanding and shall be exercisable only within a period of three months after the Distribution Date according to its terms and the terms of the BWI Stock Option Plan. The number of shares of BWI Common Stock subject to, and the exercise price of such BWI Option after the Distribution Date shall be determined in accordance with the requirements of
   Section 424 of the Code and the regulations promulgated thereunder. The exercise price of any such BWI Option shall be rounded to the nearest $.01; the number of shares subject to any such BWI Option shall be rounded to the nearest whole share; the aggregate Spread of such BWI Option immediately after the Distribution Date shall be equal to the Spread of such BWI Option immediately before the Distribution Date. "Spread" means, as of the same date, the excess of the fair market value of the shares subject to the option over the aggregate option price.

     (b) BWI and PHC shall cooperate and take all action necessary so that as of the Distribution Date, each BWI Option held by a PHC employee and which is either (i) exercisable on, and not exercised on or prior to, the Distribution Date, or (ii) not exercisable on or prior to the Distribution Date, and with respect to which the holder has elected prior to the Distribution Date to surrender in exchange for a Priority Option, shall both, without any action on the part of the holder thereof, be considered to be surrendered to BWI in exchange for a Priority Option. The number of shares of PHC Class B Common Stock subject to and the exercise price of such Priority Option shall be determined in accordance with the requirements of
   Section 424 of the Code and the regulations promulgated thereunder. The exercise price of any such Priority Option shall be rounded to the nearest $.01; the number of shares subject to any such option shall be rounded to the nearest whole share; the aggregate Spread of such Priority Option immediately after the Distribution Date shall be equal to the Spread of the BWI Option surrendered for it immediately before the Distribution Date; and such Priority Option shall be granted under the PHC Stock Option Plan with an outstanding exercise period and vesting schedule which is the same as the exercise period and vesting schedule of the BWI Option surrendered for it.

     Section 2.9.  PROFIT SHARING PLANS.

     (a) After the Distribution Date, employees of PHC will no longer be eligible to participate in the qualified profit sharing plan maintained by BWI ("BWI Profit Sharing Plan"). On or before the Distribution Date, PHC shall establish a similar profit sharing plan ("PHC Profit Sharing Plan"), including a 401(k) feature and a PHC Common Stock Fund, in lieu of a BWI Common Stock Fund. The PHC Profit Sharing Plan shall also provide for a BWI Common Stock Fund into which any BWI Common Stock held by PHC employees under the BWI Profit Sharing Plan shall be transferred, but no further investments in BWI Common Stock may be made under the PHC Profit Sharing Plan.

     (b) BWI shall also amend the BWI Profit Sharing Plan before the Distribution Date to provide for a PHC Common Stock Fund into which the PHC Class A Common Stock received as a distribution from BWI on the BWI Common Stock held by the BWI Profit Sharing Plan shall be placed. No further investments in PHC Common Stock may be made by participants in the BWI Profit Sharing Plan.

     (c) On or promptly after the Distribution Date, all assets in the BWI Profit Sharing Plan relating to PHC employees shall be transferred to the PHC Profit Sharing Plan and BWI and the BWI Profit Sharing Plan shall have no further obligations or liabilities to such PHC employees.

     Section 2.10. TAX COVENANTS. After the Distribution Date neither BWI or any member of the BWI Group nor PHC or any member of the PHC Group, shall take any action, or permit any action to be taken, which could reasonably be expected to prevent the Distribution from qualifying as a tax-free distribution under Section 355 of the Code.


                            ARTICLE III
                 ASSUMPTION, INDEMNITY AND RELEASE

     Section 3.1.  INDEMNITIES.

     (a) COMPREHENSIVE OBLIGATIONS, CLAIMS AND LIABILITIES. PHC, on its behalf and on behalf of the PHC Group, does hereby assume and agree to pay, perform and discharge all obligations, liabilities and Losses in any way arising out of or relating to the PHC Business (whether known or unknown, absolute, contingent or otherwise, matured or not matured, accrued or unaccrued, of whatever nature and whenever arising and regardless of when discovered, and including contingent liabilities and obligations as have accrued or will accrue to the BWI Group relating to the past, present or future PHC Business), or to acts or events occurring or conditions existing with respect to the PHC Business, whether before, on or after the Distribution Date, including without limitation (a) all contracts, agreements, commitments, undertakings, notes, letters of credit, bonds, guarantees, warranties, indemnities, accounts payable, purchase orders, leases, licenses, liens, mortgages, restrictions and covenants, (b) all employee or employment related obligations and liabilities, (c) all environmental conditions and responsibilities (including without limitation hazardous and toxic waste and material), and (d) all Actions, including those relating to damage or injury to person, property, business or reputation (all of the foregoing collectively the "Assumed Liabilities"); PROVIDED, HOWEVER, that the Assumed Liabilities do not include the obligations of BWI pursuant, and subject to the provisions of, the Ancillary Agreements. The PHC Group's obligations with respect to the Assumed Liabilities shall be unconditional and primary and shall be without regard to, and shall not be offset or limited by, any reserves that are or may have been recorded on the books of the BWI Group or the PHC Group.

     (b) INDEMNITIES AGAINST ASSUMED LIABILITIES. The PHC Group shall jointly and severally indemnify, protect, defend and hold harmless the BWI Group and each of its successors, assigns, officers, directors, employees and benefit plans, including ERISA plans (each, an "Indemnified Person" and, where the context so requires, an "Indemnified BWI Person") from and against any and all Assumed Liabilities, regardless of any negligence of the Indemnified Person that might have given rise or contributed thereto, and shall reimburse to such Indemnified Person all costs reasonably incurred by such Indemnified Person on account of the Assumed Liabilities.

     (c) EMPLOYEE OBLIGATIONS AND INDEMNITIES. Without limiting Section 3.1(a) or (b), the PHC Group jointly and severally agrees to pay all amounts due to its employees under any employment contract, arrangement or other employment agreement, payroll practice or employee benefit plan and to make no changes or amendments to any employee benefit plan after the date of the Distribution which would diminish the vested interest of any employee with respect to such benefit plan. Further, the PHC Group jointly and severally agrees to indemnify, protect, defend and hold harmless the BWI Group against all Actions by employees with respect to amounts due to PHC Group employees under any employment contract, arrangement or other employee agreement, benefit plan or payroll practice.

     (d) BWI INDEMNITIES. BWI, on its behalf and on behalf of the BWI Group, shall indemnify, protect, defend and hold harmless PHC and the PHC Group against all Losses in any way arising out of the BWI Business, whether before, on or after the Distribution Date, other than the Assumed Liabilities.

     Section 3.2.  SECURITIES INDEMNITY.

     (a) BY PHC. PHC shall indemnify, protect, defend and hold harmless each Indemnified BWI Person (and shall reimburse such Indemnified BWI Person for all costs and expenses reasonably incurred) with respect to any and all Losses of such Indemnified BWI Person arising out of or due to, directly or indirectly, any claim that the information provided by the PHC Group and included in the Information Statement or the Form 8-A, is false and misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or any failure to perform or violation of any provision of this Agreement by the PHC Group.

     (b) BY BWI. BWI shall indemnify, protect, defend and hold harmless the PHC Group and each of its successors, assigns, officers, directors, employees and benefit plans, including ERISA plans (each, an "Indemnified Person" and, where the context so requires, an "Indemnified PHC Person") (and shall reimburse such Indemnified PHC Person for all costs and expenses reasonably incurred) with respect to any and all Losses of such Indemnified PHC Person arising out of or due to, directly or indirectly, any claim that the information provided by the BWI Group and included in the Information Statement or the Form 8-A, is false and misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or any failure to perform or violation of any provision of this Agreement by the BWI Group; PROVIDED, HOWEVER, that under no circumstance shall BWI be required to indemnify any Indemnified PHC Person where the information at issue (or the data from which such information was derived) was supplied to the BWI Group by the PHC Group or an Indemnified PHC Person.

     Section 3.3.  PROCEDURES.

     (a) In order for an Indemnified Person to be entitled to the benefits of Section 3.1(b), Section 3.1(c) or Section 3.2 with respect to a claim by a third party ("Third Party Claim"), such Indemnified Person shall notify the indemnitor promptly after receipt by such Indemnified Person of notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the indemnitor shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Person shall deliver to the indemnitor promptly after the Indemnified Person's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person with respect to the Third Party Claim.

     (b) If a Third Party Claim is made against an Indemnified Person, the indemnitor shall defend and shall have the right to compromise, at its own expense, the Third Party Claim. The Indemnified Person will cooperate, at the expense of the indemnitor in connection with such defense. Such cooperation shall include the retention and, upon the indemnitor's request, the provision to the indemnitor of records, compilations and information which are, in the indemnitor's reasonable opinion, relevant to such Third Party Claim, access to premises and making employees available on a mutually convenient basis to be interviewed, to testify and to provide additional information and explanation of any material provided. The Indemnified Person shall have the right, at its own expense, to participate in the defense of a Third Party Claim. In no event shall an Indemnified Person compromise a Third Party Claim without the reasonable consent of the indemnitor. The indemnitor shall not, without the reasonable consent of the Indemnified Person, compromise, or refuse to compromise, a Third Party Claim which seeks or provides for equitable relief or otherwise affects the operations or the contingent liabilities of the Indemnified Person.

     Section 3.4. ANCILLARY AGREEMENTS. Nothing in this Agreement shall be construed to limit in any way the terms of any Ancillary Agreement.

     Section 3.5. INTENT. By way of amplification and not limitation, the intent of the Parties, as between themselves, is that, subject to the Ancillary Agreements and the releases and waivers contained in Section 3.6 of this Agreement, (a) the PHC Group and the BWI Group shall be considered as if they had never been Affiliates, (b) all actions, by whomsoever taken or omitted, relating to the PHC Business on or prior to the Distribution Date shall be deemed taken or omitted by the PHC Group, and all actions by whomsoever taken or omitted, relating to the BWI Business on or prior to the Distribution Date shall be deemed taken or omitted by the BWI Group, and (c) the PHC Group shall indemnify, protect, defend and hold harmless the BWI Group from all liabilities relating to the PHC Business accruing before, on or after the Distribution Date, and the BWI Group shall indemnify, protect, defend and hold harmless the PHC Group from all liabilities relating to the BWI Business accruing before, on or after the Distribution Date.

     Section 3.6.  RELEASE AND WAIVER.

     (a) BY THE BWI GROUP. BWI, on its behalf and on behalf of the BWI Group, does hereby waive irrevocably in favor of, release, remise, acquit, forever discharge, and shall forever be barred from asserting against, the PHC Group and the PHC Executives all, of all and from all Actions and Losses that the BWI Group may have or claims to have against the PHC Group or the PHC Executives, for events, acts or omissions occurring or taken on or prior to the Distribution Date, including, without limitation, errors, omissions, malpractice, breach of fiduciary duty, ultra vires acts and other similar or dissimilar acts or omissions which have been, could be or might be asserted by the BWI Group against the PHC Group or any PHC Executives for acts or omissions in the conduct of affairs for, or advice or counsel to, the BWI Group on or prior to the Distribution Date. Nothing contained in this Section 3.6(a) shall apply to, or limit the scope of, Section
   3.1 or Section 3.2(a) hereof.

     (b) BY THE PHC GROUP. PHC, on its behalf and on behalf of the PHC Group, does hereby waive irrevocably in favor of, release, remise, acquit, forever discharge, and shall forever be barred from asserting against, the BWI Group and the BWI Executives all, of all and from all Actions and Losses that the PHC Group may have or claims to have against the BWI Group or the BWI Executives, for events, acts or omissions occurring or taken on or prior to the Distribution Date, including, without limitation, errors, omissions, malpractice, breach of fiduciary duty, ultra vires acts and other similar or dissimilar acts or omissions which have been, could be or might be asserted by the PHC Group against the BWI Group or any BWI Executives for acts or omissions in the conduct of affairs for, or advice or counsel to, the PHC Group on or prior to the Distribution Date. Nothing contained in this Section 3.6(b) shall apply to, or limit the scope of, Section 3.2(b) hereof.


                            ARTICLE IV
                           MISCELLANEOUS

     Section 4.1. DIFFERING FACTS. It is understood and agreed by and between PHC and BWI that the facts and assumptions in respect of which this Agreement is made may hereafter prove to be other than or different from the facts and assumptions now known or made by either of them, or believed by either of them to be true. Each of PHC and BWI expressly accepts and assumes the risk of the facts and assumptions proving to be different, and each of them agrees that all the terms and conditions of this Agreement shall be in all respects effective and not subject to termination or rescission by any such difference in facts or assumptions.

     Section 4.2. DUE INQUIRY. Each of PHC and BWI represents and warrants to the other that it (a) has made due and diligent inquiry into the facts and matters which are the subject matter of this Agreement; (b) fully understands the legal effect of this Agreement; and (c) is duly authorized and empowered to execute, deliver and perform this Agreement according to its terms and conditions.

     Section 4.3.   NON-RECOURSE.  BWI makes no (and specifically disclaims
all) representations and warranties whatsoever, including without limitation that there are any rights or interests associated with the PHC Business or the Assumed Liabilities. The PHC Group shall have no recourse whatsoever, and hereby waives all recourse, against the BWI Group and the BWI Executives in connection with, arising from or relating to the PHC Business or the Assumed Liabilities.

     Section 4.4. GOVERNING LAW; SUBMISSION TO JURISDICTION; INJUNCTION; ARBITRATION. This Agreement shall be deemed an agreement and contract made under the laws of the State of Indiana and all matters arising under, growing out of, or in connection with this Agreement shall, for all purposes, be governed by, and construed in accordance with, the laws of the State of Indiana, without giving effect to such State's conflict of laws rules or principles.

     The  Parties  agree  that  any  action  for  injunction   or  specific
performance between them arising out of or in connection with this Agreement shall be brought only in, and tried by the United States District Court for the Southern District of Indiana or, absent subject matter jurisdiction by such Federal Court, in the Circuit Court of Marion County, Indiana and BWI and PHC each hereby submit to the personal jurisdiction of such courts for such purpose.

     The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts and as provided above in this section, such injunctive relief being in addition to any other remedy to which such Party is entitled at law or in equity.

     Notwithstanding any other provision of this Agreement to the contrary, the Parties agree that any and all disputes with respect to any claim for indemnification pursuant to the provisions of Article III of this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators appointed pursuant to such Rules, and judgment upon the award rendered by such arbitrators may be entered in any court having jurisdiction. Such arbitrators shall not have the authority or power to reform, alter, amend or modify any of the terms or conditions of this Agreement or to enter an award which reforms, alters, amends or modifies such terms or conditions. The decision of such arbitrators shall be in writing, setting forth both findings of fact and of law, and shall be final and conclusive upon the Parties; and no suit at law or in equity based on such dispute, controversy or claim shall be instituted by any Party hereto, other than to enforce the award of such arbitrators. Such arbitration shall be conducted in Indianapolis, Indiana, or in such other location as the Parties may agree.

     In the event of a dispute, the prevailing Party shall be entitled to be reimbursed by the nonprevailing Party for such prevailing Party's reasonable attorney's fees and other expenses.

     The Parties agree that as a precondition to the commencement of arbitration by any Party, the dispute must be submitted to non-binding mediation with a mediator agreed to by both Parties. If the Parties cannot agree on a mediator within 14 days from the date of a request for mediation, the dispute will be mediated by a person selected in accordance with the rules of the American Arbitration Association.

     Section 4.5. THIRD PARTY BENEFICIARIES. Except for each Indemnified Person and the PHC and BWI Executives, all of which are intended beneficiaries of the provisions of this Agreement referring to them, neither this Agreement nor any provision hereof shall inure to the benefit of any person or entity other than the PHC Group and the BWI Group.

     Section 4.6. SEVERABILITY. The provisions of this Agreement shall be severable if any of the provisions herein (including any provisions within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. To the extent feasible, any provision held invalid, void or unenforceable shall be reformed so as to make it valid and enforceable and to reflect as nearly as possible the intent of the Parties (including that set forth in Section 3.5 hereof).

     Section 4.7. ENTIRETY OF AGREEMENT. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. This Agreement does not govern the Ancillary Agreements.

     Section 4.8. AMENDMENT AND WAIVER. This Agreement may not be altered or amended except by an instrument in writing executed by the Party or Parties to be charged with such amendment. No term or provision of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent is in writing and signed by the Party claimed to have waived or consented. No waiver shall constitute a continuing waiver, and no waiver of a provision shall be deemed or construed to constitute a waiver of any other provision whether similar or not.

     Section 4.9. ASSIGNMENT/DELEGATION. Neither Party hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of the other Party. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

     Section 4.10. NOTICES. All notices and other communications hereunder shall be in writing and delivered by hand, by facsimile, by United States Postal Service, postage prepaid, registered or certified mail (return receipt requested) or by reputable overnight courier service (charges paid by sender, next business day delivery and delivery verification requested) and shall be deemed given (a) when delivered by hand, (b) when transmitted by facsimile (with either (i) receipt confirmed or (ii) hard copy deposited within one business day of such transmission with a reputable overnight courier service as above provided), (c) three business days after mailing if mailed through the United States Postal Service as above provided, or (d) one business day after depositing with a reputable overnight courier service as above provided, in each case addressed to the Parties as follows:

     (a) if to BWI:

        Bindley Western Industries, Inc.
        8909 Purdue Road
        Indianapolis, IN 46268
        Attention: President
        Facsimile:  (317) 704-4603

     (b) if to PHC:

        Priority Healthcare Corporation
        285 West Central Parkway
        Altamonte Springs, FL 32714
        Attention: President
        Facsimile:  (407) 869-4978

subject to the right of each Party to designate a different address in the United States and/or addressee by notice similarly given at least 15 days before the effectiveness of such new designation.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized as of the date first written above.

                              BINDLEY WESTERN INDUSTRIES, INC.


                              By:  /S/ WILLIAM E. BINDLEY
                                  William E. Bindley
                                  President and Chief Executive Officer




                              PRIORITY HEALTHCARE CORPORATION


                              By:  /S/ ROBERT L. MYERS
                                  Robert L. Myers
                                  President and Chief Executive Officer